SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 August 10, 2002
                Date of Report (Date of earliest event reported)


                          Greens Worldwide Incorporated
              Exact name of Registrant as specified in its charter


                                     ARIZONA
                 (State or other jurisdiction of incorporation)


        000-25025                                        86-0718104
(Commission File Number)                    (I.R.S. Employer Identification No.)


              2111 E. Highland Avenue, Suite 210, Phoenix, AZ 85016
                    (Address of principal executive offices)


         Registrant's telephone number, including area code 602-957-2777


  Sedona Worldwide Incorporated, 3840 North 16th Street, Phoenix, Arizona 85016
                             Former Name and Address

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On November 21, 2001, shareholders approved a plan to execute a tax-free reorganization of the Company. On January 2, 2002 the Company entered into a General Bill of Sale, Assignment and Assumption Agreement with ILX Resorts Incorporated (ILX) whereby ILX assumed all of the assets and liabilities of the Company, leaving a "shell company" available for the reorganization discussed above.

     On August 10, 2002, the Reorganization was completed. Pursuant to the Memorandum of Understanding dated July 1, 2002 and incorporated herein by reference, ILX purchased 8.0 million shares of the Company's common stock for $1.0 million cash. Further, the Company issued an additional 8.0 million shares of common stock to The Greens of Las Vegas, Inc. (GOLV).

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On August 10, 2002, the Company entered into an Asset Purchase Agreement, incorporated herein by reference, wherein the Company issued 8.0 million shares of common stock in exchange for the purchase of all of the assets of GOLV.

     The assets acquired are detailed in the Asset Purchase Agreement and include all intellectual property, all tangible personal property owned or leased by GOLV, all intangible personal property, and original or true and correct copies of all books and records.

ITEM 5. OTHER EVENTS

     As part of the Reorganization, the Company changed its name from Sedona Worldwide Incorporated to Greens Worldwide Incorporated.

                                    EXHIBITS

EXHIBIT NUMBER         DESCRIPTION
--------------         -----------
10.1                   The Greens of Las Vegas, Inc. Memorandum of Understanding

10.2 Asset Purchase Agreement between Greens Worldwide Incorporated and The Greens of Las Vegas, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Greens Worldwide Incorporated


Date: August 14, 2002                   /s/ Joseph P. Martori
                                        ----------------------------------------
                                        Joseph P. Martori
                                        Chairman